2                                                                    Exhibit 4.9

                         COMMON STOCK PURCHASE AGREEMENT

                               September 30, 2002



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                                TABLE OF CONTENTS

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ARTICLE 1.   PURCHASE AND SALE OF THE SHARES................................................................1
    1.1      Purchase and Sale of the Shares................................................................1
    1.2      Closing........................................................................................1
    1.3      Delivery.......................................................................................1

ARTICLE 2.   REPRESENTATIONS AND WARRANTIES OF SUPERCOM.....................................................2
    2.1      Organization, Good Standing and Qualification..................................................2
    2.2      Authorization..................................................................................2
    2.3      Good Title to the Shares.......................................................................2
    2.4      No Violations..................................................................................2
    2.5      Brokers and Finders............................................................................2

ARTICLE 3.   REPRESENTATIONS AND WARRANTIES OF THE INVESTOR.................................................2
    3.1      Authorization..................................................................................2
    3.2      No Violations..................................................................................3
    3.3      Investment Intent..............................................................................3
    3.4      Legends........................................................................................3
    3.5      Investment Experience and Counsel..............................................................4
    3.6      Accredited Investor............................................................................4
    3.7      Brokers and Finders............................................................................4

ARTICLE 4.   CONDITIONS TO THE INVESTOR'S OBLIGATIONS AT CLOSING............................................4
    4.1      Representations and Warranties.................................................................4
    4.2      Performance....................................................................................4
    4.3      Due Diligence..................................................................................4
    4.4      Proceedings and Documents......................................................................4

ARTICLE 5.   CONDITIONS TO SUPERCOM'S OBLIGATIONS AT CLOSING................................................5
    5.1      Representations and Warranties.................................................................5
    5.2      Payment of Purchase Price......................................................................5

ARTICLE 6.   INDEMNIFICATION................................................................................5
    6.1      Indemnification................................................................................5
             (a)      Indemnification by Supercom...........................................................5
             (b)      Indemnification by the Investor.......................................................5
             (c)      Limitations...........................................................................6
             (d)      Other Limitation......................................................................6
             (e)      Payment of Claims.....................................................................6
    6.2      Right to Defend; Compromise of Claims; Contribution............................................6
    6.3      Remedies.......................................................................................7

ARTICLE 7.   MISCELLANEOUS..................................................................................7
    7.1      Survival of Warranties.........................................................................7
    7.2      Successors and Assigns.........................................................................7
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                                TABLE OF CONTENTS
                                   (continued)
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    7.3      Titles and Subtitles...........................................................................7
    7.4      Notices........................................................................................7
    7.5      Amendments and Waivers.........................................................................8
    7.6      Severability...................................................................................8
    7.7      Independence of Covenants and Representations and Warranties...................................8
    7.8      Further Assurances.............................................................................8
    7.9      Governing Law..................................................................................8
    7.10     Counterparts...................................................................................8
    7.11     Entire Agreement...............................................................................8
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                         COMMON STOCK PURCHASE AGREEMENT

         THIS COMMON STOCK PURCHASE AGREEMENT (this "Agreement") is made as of the 30th day of September, 2002, by and between Supercom Ltd., an Israeli corporation ("Supercom"), and the investor listed on Exhibit A hereto (the "Investor").

                                    RECITALS

         WHEREAS, Supercom is the holder of 3,075,676 shares (the "Shares") of common stock, $.01 par value per share (the "Common Stock"), of InkSure Technologies Inc., a Delaware corporation (the "Company") which Supercom desires to sell to the Investor; and

       WHEREAS, the Investor desires to purchase the Shares on the terms and conditions set forth herein; and

         WHEREAS,   the  parties  wish  to  set  out  certain   representations,
warranties, covenants and understandings with respect to the above matters.

                                   PROVISIONS

         In consideration of the foregoing recitals and the mutual covenants herein, the undersigned parties agree as set forth herein.

ARTICLE 1. PURCHASE AND SALE OF THE SHARES

         1.1 PURCHASE AND SALE OF THE SHARES. Subject to the terms and conditions hereof, at the Closing (as defined below), Supercom will sell and deliver, and the Investor will purchase from Supercom, the Shares.

         1.2 CLOSING. Subject to the terms and conditions hereof, the closing of the purchase and sale of the Shares pursuant to Section 1.1 (the "Closing") shall take place on October 2, 2002, at the offices of McLaughlin & Stern, LLP, 260 Madison Avenue, 18th Floor, New York, New York 10016, or at such other time or place as the Company and the Investor may mutually agree (the "Closing Date").

         1.3 DELIVERY. At the Closing, subject to the terms and conditions hereof, Supercom will deliver to the Investor the Shares to be purchased by the Investor, against payment of the purchase price of an aggregate of $4,582,757.24 by bank check or wire transfer to the account designated by Supercom.

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ARTICLE 2. REPRESENTATIONS AND WARRANTIES OF SUPERCOM

         Supercom  hereby  represents  and  warrants  to the  Investor as of the
Closing:

         2.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. Supercom is duly organized, validly existing and in good standing under the laws of Israel and has all requisite power and authority to enter into this Agreement and to carry out the provisions hereof.

         2.2 AUTHORIZATION. Supercom has the right, power and authority to enter into and perform its obligations under this Agreement and the other agreements contemplated hereby to which Supercom is a party. All corporate action on the part of Supercom, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the other agreements contemplated hereby to which Supercom is party, the performance of all obligations of Supercom hereunder, the sale and delivery of the Shares has been taken. This Agreement constitutes the valid and legally binding obligation of Supercom, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (c) to the extent any indemnification provisions of this Agreement may be limited by applicable federal or state securities laws or by public policy.

         2.3 GOOD TITLE TO THE SHARES. The Shares being purchased by the Investor hereunder, when sold and delivered in accordance with the terms of this Agreement, will be duly authorized and validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, free and clear of any liens whatsoever, other than liens arising out of the acts or omissions of the Investor, and with no restrictions on the voting rights thereof and other incidents of record and beneficial ownership pertaining thereto other than as provided for herein.

         2.4 NO VIOLATIONS. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby will not result in any violation on the part of Supercom or be in conflict with, or constitute (with or without the passage of time and giving of notice) a default on the part of Supercom under any instrument, contract, judgment, order, writ or decree to which Supercom is a party or by which it is bound.

         2.5 BROKERS AND FINDERS. Except for Elie Housman's consulting arrangement with Supercom, which arrangement will not result in the specific payment of any fee to Mr. Housman by Supercom as a result of the closing of the transactions contemplated by this Agreement, Supercom has not used or retained any broker, investment banker, financial advisor, finder or agent in connection with this Agreement or the transactions contemplated hereby.

ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

         The Investor hereby represents and warrants as of the Closing:

         3.1 AUTHORIZATION. The Investor has the right, power and authority to enter into and perform its obligations under this Agreement and the other agreements contemplated hereby and

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thereby.  All action on the part of the  Investor and its  officers,  directors, stockholders, partners, members or managers, as applicable, necessary for the authorization, execution and delivery of this Agreement and the other agreements contemplated hereby or thereby, and the performance of all obligations of such Investor hereunder and thereunder, has been taken or will be taken prior to the Closing. This Agreement constitutes a valid and legally binding obligation of such Investor, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (c) to the extent any indemnification provisions of such agreements may be limited by applicable federal or state securities laws or by public policy.

         3.2 NO VIOLATIONS. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby will not result in any violation on the part of such Investor or be in conflict with or constitute (with or without the passage of time and giving of notice) a default on the part of such Investor under any of its organizational or charter documents, as applicable, or a default on the part of such Investor under any instrument, contract, judgment, order, writ or decree, or an event that results in the creation of any lien, charge or encumbrance upon any assets of such Investor or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to such Investor, its business or operations or any of its assets or properties.

         3.3 INVESTMENT INTENT. The Investor will acquire the Shares for the Investor's own account for investment and not with a view to, or in connection with, any resale or other distribution of any part thereof, and the Investor has no present intention of selling or otherwise distributing the same. The Investor acknowledges that the Shares are not registered under the Act or other applicable securities laws and that they may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under such Act and other applicable securities laws, except pursuant to an exemption from such registration available under the Act and other applicable securities laws. In this connection, the Investor represents that the Investor is familiar with Rule 144 of the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

         3.4 LEGENDS. It is understood that the certificates evidencing the Shares may bear one or all of the following legends:

                  (i) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND, ACCORDINGLY, MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT (I) UPON EFFECTIVE REGISTRATION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (II) UPON AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS."

                  (ii) Any legend required by the Blue Sky laws of any other state to the extent such laws are applicable to the shares represented by the certificate so legended.

                  (iii) Any legend required by any of the agreements entered into by the parties hereto as of the date hereof.

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         3.5 INVESTMENT  EXPERIENCE AND COUNSEL.  The Investor is an investor in securities of privately held companies, such as the Company, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. The Investor acknowledges that it has had the opportunity to review this Agreement, the exhibits and schedules attached hereto and thereto and the transactions contemplated by the Agreements with its own legal counsel. The Investor is relying solely on its own counsel and not on any statements or representations of the Company or Supercom or its agents for legal advice with respect to this investment or the transactions contemplated by this Agreement.

         3.6 ACCREDITED INVESTOR. The Investor is an "accredited investor" within the meaning of Rule 501 of Regulation promulgated under the Act, as presently in effect. The Investor (i) has been afforded the opportunity to ask questions of, and receive answers from, the officers and/or directors of the Company, acting on its behalf, concerning the Company, and to obtain any additional information, to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information furnished, and (ii) has availed itself of such opportunity to the extent such Investor considers appropriate in order to permit such Investor to evaluate the merits and risks of an investment in the Company.

         3.7 BROKERS AND FINDERS. The Investor has not used or retained any broker, investment banker, financial advisor, finder or agent in connection with this Agreement or the transactions contemplated hereby.

ARTICLE 4. CONDITIONS TO THE INVESTOR'S OBLIGATIONS AT CLOSING

         The obligations of the Investor under Section 1.1 hereof are subject to the fulfillment on or before the Closing Date of each of the following conditions:

         4.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Supercom contained in Article 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

         4.2 PERFORMANCE. Supercom shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

         4.3 DUE DILIGENCE. The Investor shall be satisfied in its sole discretion with the results of its due diligence investigation and review of the Company and its Subsidiaries.

         4.4 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at or prior to the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investor at the Closing and the Investor shall have received all such counterpart original and certified or other copies of such documents as such Investor may reasonably request.

         4.5 RESIGNATION OF DIRECTORS. Avi Schechter and Eli Rozen shall have resigned from their positions as directors of the Company, effective as of the date of the Closing.

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ARTICLE 5. CONDITIONS TO SUPERCOM'S OBLIGATIONS AT CLOSING

         The obligations of Supercom to the Investor under this Agreement are subject to the fulfillment or Supercom's express written waiver, on or before the Closing, of each of the following conditions by such Investor:

         5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Investor contained in Article 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of such Closing.

         5.2 PAYMENT OF PURCHASE PRICE. The Investor shall have delivered the purchase price for the Shares in accordance with Section 1.3.

         5.3 VOTING AGREEMENT. As a condition to the sale of the Shares to the Investor, the Investor hereby agrees to be bound by all of the terms of the Voting Agreement, dated as of March 4, 2002, among Supercom, the Company and the holder of Series A Preferred Stock of the Company, a copy of which has been provided to the Investor.

ARTICLE 6. INDEMNIFICATION

         6.1 INDEMNIFICATION.

             (a) INDEMNIFICATION BY SUPERCOM. In addition to all other rights and remedies available to the Investor at law or in equity (subject to the limitations contained in Section 6(c)), Supercom shall indemnify, defend and hold harmless the Investor and its affiliates, stockholders, officers, directors, employees, agents, representatives and permitted assigns from and against any loss, liability, demand, claim, action, cause of action, cost, damage, deficiency, penalty, fine or expense, including interest, penalties, reasonable attorneys' fees and expenses and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing (collectively, "Losses") which any such party may suffer, sustain or become subject to, as a result of:

             (i) any misrepresentation or breach of a representation or warranty (when viewed individually or in the aggregate) on the part of Supercom under
Article 2; or

             (ii) without duplication, any misrepresentation in or omission from any of the representations or warranties contained in any of the certificates or other documents furnished to the Investor by Supercom.

             (b) INDEMNIFICATION BY THE INVESTOR. In addition to all other rights and remedies available to Supercom at law or in equity, the Investor shall indemnify, defend and hold harmless Supercom and its affiliates, stockholders, officers, directors, employees, agents, representatives and permitted assigns from and against any Losses which any such party may suffer, sustain or become subject to, as a result of:

             (i) any misrepresentation or breach of a representation or warranty (when viewed individually or in the aggregate) on the part of the Investor under
Article 3; or

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             (ii) without duplication, any misrepresentation in or omission from any of the representations or warranties contained in any of the certificates or other documents furnished to Supercom by the Investor.

             (c)  LIMITATIONS.  No claim for  indemnification  pursuant  to this
Article 6 shall be made, other than pursuant to Section 2.5, unless the aggregate Losses incurred by the party to be indemnified (the "Indemnified Party") exceed $25,000, at which time all Losses (without regard to materiality qualifiers) shall be subject to indemnification under this Article 6.

             (d) OTHER LIMITATION. Notwithstanding the foregoing, and subject to the following sentence, upon judicial determination, which is final and no longer appealable, that the act or omission giving rise to the indemnification hereinabove provided resulted primarily out of or was based primarily upon the Indemnified Party's gross negligence, fraud or willful misconduct (unless such action was based upon the Indemnified Party's reliance in good faith upon any of the representations, warranties, covenants or promises made by the party required to provide indemnification under paragraphs (a) or (b) above (the "Indemnifying Party") by the Indemnified Party, the Indemnifying Party shall not be responsible for any Losses sought to be indemnified in connection therewith, and the Indemnifying Party shall be entitled to recover from the Indemnified Party all amounts previously paid in full or partial satisfaction of such indemnity, together with all costs and expenses of the Indemnifying Party reasonably incurred in effecting such recovery, if any. The indemnity, contribution and expense reimbursement obligations that the Indemnifying Party has under this Section 6.1 shall be in addition to any liability that the Indemnifying Party may otherwise have. The Indemnifying Party further agrees that the indemnification and reimbursement commitments set forth in this Agreement shall apply whether or not the Indemnified Party is a formal party to any such lawsuits, claims or other proceedings.

             (e) PAYMENT OF CLAIMS. Any indemnification of any Indemnified Party by the Indemnifying Party pursuant to this Section 6.1 shall be effected by wire transfer of immediately available funds from the Indemnifying Party to an account designated by the Indemnified Party within 15 days after the determination thereof.

         6.2  RIGHT  TO  DEFEND;  COMPROMISE  OF  CLAIMS;   CONTRIBUTION.   Each
Indemnifying Party shall have the right to compromise or defend, at its own expense and by its own counsel reasonably satisfactory to such Indemnified Party, any matter involving the asserted liability of any Indemnified Party; provided, however, that no compromise of any claim shall be made without the consent of the Indemnified Party unless such compromise results in the full and unconditional release of all claims against the Indemnified Party by the party asserting such claim. The opportunity to compromise or defend as herein provided shall be a condition precedent to any liability of an Indemnifying Party under the provisions of this Section 6.2. If any Indemnifying Party shall undertake to compromise or defend any such asserted liability, it shall promptly notify the Indemnified Party and any other Indemnifying Party of its intention to do so. An Indemnified Party shall cooperate with the Indemnifying Party and its counsel at the Indemnifying Party's expense in the defense against any such asserted liability and in any compromise thereof. Such cooperation shall include, but not be limited to, furnishing the Indemnifying Party with any books, records or information reasonably requested by the Indemnifying Party and taking such action as the Indemnifying Party may reasonably request to

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mitigate  or reduce any  claim.  After an  Indemnifying  Party has  notified  an
Indemnified  Party of its  intention to undertake  to  compromise  or defend any asserted  liability,  the  Indemnifying  Party  shall  not  be  liable  for  any
additional  legal  expenses   incurred  by  the  Indemnified  Party  unless  the
Indemnifying Party fails to prosecute the defense of such claim. If the Indemnifying Party shall desire to compromise any such asserted liability by the payment of a liquidated amount which the party asserting such liability is willing to accept in exchange for fully and unconditionally releasing all claims against the Indemnified Party, and the Indemnified Party shall refuse to consent to such compromise, then the Indemnifying Party's liability under this Article 6 with respect to such asserted liability shall be limited to the amount so offered in compromise. Under no circumstances shall the Indemnified Party
compromise  any  asserted   liability   without  the  written   consent  of  the
Indemnifying Party. Nothing contained herein shall be deemed to limit any right of contribution Supercom may have against the Company under applicable law.

         6.3 REMEDIES. The Parties shall each have and retain all other rights and remedies existing in their favor at law or equity, including, without limitation, any actions for specific performance and/or injunctive or other equitable relief (including, without limitation, the remedy of rescission) to enforce or prevent any violations of the provisions of this Agreement.

ARTICLE 7. MISCELLANEOUS

         7.1 SURVIVAL OF WARRANTIES. The warranties, representations and covenants of Supercom and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company.

         7.2 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         7.3 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         7.4 NOTICES. Any notice, request, demand, waiver, consent, approval, or other communication which is required or permitted to be given to a party hereunder shall be in writing and shall be deemed given only if delivered to such party personally or sent to such party by recognized overnight courier or by registered or certified mail (return receipt requested), with postage and registration or certification fees thereon prepaid, addressed to the party at the address indicated for such party on the signature page hereof, or to such other address or person as any party may have specified in a notice duly given to the other party as provided herein. Such notice, request, demand, waiver, consent, approval or other communication shall be deemed to have been given as of the date so delivered.

         7.5 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular

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instance  and either  retroactively  or  prospectively),  only with the  written consent of Supercom and the Investor.

         7.6 SEVERABILITY. If one or more provisions of this Agreement are held to be invalid -and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

         7.7 INDEPENDENCE OF COVENANTS AND REPRESENTATIONS AND WARRANTIES. All covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain covenant, the fact that such action or condition is permitted by another covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such initial covenant. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of or a breach of a representation and warranty hereunder.

         7.8 FURTHER ASSURANCES. The parties agree, from time to time and without further consideration, to execute and deliver such further documents and take such further actions as reasonably may be required to implement and effectuate the transactions contemplated in this Agreement.

         7.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the substantive domestic laws of the State of New York, without application of the conflicts of laws principles thereof.

         7.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         7.11 ENTIRE AGREEMENT. This Agreement and the other documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

                            [Signature Pages Follow]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.



                              COMPANY:


                              SUPERCOM LTD.



                              By: /s/ Avi Schechter
                                  ----------------------------------------
                              Name:   Avi Schechter           Title:  CEO
                              Millennium Bldg., 3 Tidhar St., P.O.B. 2094
                              Raanana 43665, Israel



                              ICTS 1994 (U.S.A.), INC.



                              By: /s/ M. Albert Nissim
                                  ----------------------------------------
                              Name:   M. Albert Nissim
                              One Rockefeller Plaza, Suite 2412, NY, NY  10020

                                    EXHIBIT A

INVESTOR                                             NUMBER OF SHARES
--------                                             ----------------

ICTS 1994 (U.S.A.), INC                              3,075,676

                                       1